Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Suzano S.A. (“Suzano”) and Suzano Austria GmbH (“Registration Statement”) of our report dated April 30, 2019 relating to the consolidated financial statements of Suzano, which appears in Suzano’s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the references to us under the heading “Experts” in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of our report dated February 21, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Fibria Celulose S.A., included in Fibria Celulose S.A.’s submission on Form 6-K furnished to the SEC on February 22, 2019.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes
PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
June 24, 2019